Exhibit 3.203

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LOGAN MEMORIAL HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LOGAN MEMORIAL HOSPITAL, LLC”.

2947707 8100H 110293642	/s/ Jeffrey W. Bullock

You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620715 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1998
981370188 — 2947707
CERTIFICATE OF FORMATION
OF
LOGAN MEMORIAL HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Logan Memorial Hospital, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 23, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041366 — 2947707
CERTIFICATE OF AMENDMENT
OF
Logan Memorial Hospital, LLC
          1. The name of the limited liability company is Logan Memorial Hospital, LLC
          2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Logan Memorial Hospital, LLC this 15 day of January 2001.

Logan Memorial Hospital, LLC
/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager